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                                                                   EXHIBIT 21


                         SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK


       NAME OF                            STATE/COUNTRY OF                  % OF SHARES
     SUBSIDIARY                            INCORPORATION                OWNED BY THE COMPANY
     ----------                            -------------                --------------------

Wabash National
Finance Corporation                             Indiana                          100%

Wabash International, Inc.
(Foreign Sales Corp.)                    U.S. Virgin Islands                     100%

Wabash National GmbH                            Germany                          100%

Fruehauf Trailer Services, Inc.                 Delaware                         100%

WNC Cloud Merger Sub, Inc.                      Arkansas                         100%

Cloud Oak Flooring Company, Inc.                Arkansas                         100%

Wabash Funding Corp.                            Missouri                         100%